               [Letterhead of Arthur Andersen LLP appears here]

                                                                      Exhibit 23


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



                              Arthur Andersen LLP



Boston, Massachusetts
December 16, 1996